JOANN Cleansing Materials March 2024 Exhibit 99.2

Disclaimer Notice to and Undertaking by Recipients This Presentation does not constitute an offer to sell or the solicitation of an offer to buy any security. The information contained herein is for informational purposes and may not be relied upon in connection with the purchase or sale of any security. Forward-Looking Statements This presentation contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this presentation are forward- looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “vision,” or “should,” or the negative thereof, and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events but not all forward-looking statements contain these identifying words. The forward-looking statements contained in this presentation are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors that we believe are appropriate under the circumstances. As you consider this presentation, you should understand that these statements are not guarantees of performance or results. These assumptions and our future performance or results involve risks and uncertainties (many of which are beyond our control). Forward-looking statements include, but are not limited to, statements and forecasts regarding projected financial performance, projected ABL availability and expected benefits of our cost-saving initiatives and are impacted by numerous factors, including: the effects of potential changes to U.S. trade regulations and policies, including tariffs, on our business; developments involving our competitors and our industry; potential future impacts of the COVID-19 pandemic; our ability to timely identify or effectively respond to consumer trends, and the potential effects of that ability on our relationship with our customers, the demand for our products and our market share; our expectations regarding the seasonality of our business; our ability to manage the distinct risks facing our e-Commerce business and maintain a relevant omni-channel experience for our customers; our ability to maintain or negotiate favorable lease terms; our ability to anticipate and effectively respond to disruptions or inefficiencies in our distribution network, e-Commerce fulfillment function and transportation system; our ability to execute on our growth strategy to renovate and improve the performance of our existing locations; our ability to execute on our cost-saving initiatives; our ability to attract and retain a qualified management team and other team members while controlling our labor costs; the impact of our debt and lease obligations on our ability to raise additional capital to fund our operations and maintain flexibility in operating our business; our reliance on and relationships with third party service providers; our reliance on and relationships with foreign suppliers and their ability to supply us with adequate, timely, and cost-effective product supplies; our ability to maintain security and prevent unauthorized access to electronic and other confidential information; the impacts of potential disruptions to our information systems, including our websites and mobile applications; our ability to respond to risks associated with existing and future payment options; our ability to maintain and enhance a strong brand image; our ability to maintain adequate insurance coverage; our status as a “controlled company” and LGP’s control of us as a public company; and the impact of evolving governmental laws and regulations and the outcomes of legal proceedings. Additional factors or events that could cause our actual performance to differ from these forward-looking statements may emerge from time-to-time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by us in this presentation speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Industry Information Market data and industry information used throughout this presentation is based on management’s knowledge of the industry and the good faith estimates of management. We also relied, to the extent available, upon management’s review of various sources, including publicly available information, industry reports and publications, surveys, our customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which we operate. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets which we believe to be reasonable. All of the market data and industry information used in this presentation involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Although we believe that these sources are reliable, we cannot guarantee the accuracy or completeness of this information, and we have not independently verified this information. While we believe the estimated market position, market opportunity and market size information included in this presentation are generally reliable, such information, which is derived in part from management’s estimates and beliefs, is inherently uncertain and imprecise. Market share data is subject to change and may be limited by the availability of raw data, the voluntary nature of the data gathering process and other limitations inherent in any statistical survey of market share. In addition, customer preferences are subject to change. Accordingly, you are cautioned not to place undue reliance on such market share data. References herein to “market share” as it relates to estimates of market share, are to management’s determination of the market share of the Creative Products industry as a whole and the various categories therein in the United States, based upon internal research, which primarily consists of an annual survey of Creative Products consumers as of July 31, 2020. Projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described above. These and other factors could cause results to differ materially from those expressed in our estimates and beliefs and in the estimates prepared by independent parties. Non-GAAP Financial Measures We present Adjusted EBITDA, which is not a recognized financial measure under U.S. generally accepted accounting principles, because we believe it assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. We define “Adjusted EBITDA” as net income (loss) plus income tax provision (benefit), interest expense, net, debt related (gain) loss and depreciation and amortization, as further adjusted to eliminate the impact of certain non-cash items and other items that we do not consider indicative of our ongoing operating performance, including costs related to strategic initiatives, COVID-19 costs, technology development expense, stock-based compensation expense, loss on disposal and impairment of fixed and operating lease assets, goodwill and trade name impairment, sponsor management fees, location pre-opening and closing costs excluding loss on disposal of fixed assets and other one-time costs. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in our presentation of Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. There can be no assurance that we will not modify the presentation of Adjusted EBITDA in the future, and any such modification may be material. In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

Contents Page Introduction 4 Company Overview 5 Opportunity Highlights 8 Financial Forecast 14 Appendix 23

Introduction JOANN Inc. (“JOANN” or the “Company”) is seeking to raise capital in conjunction with an equitization of its term loan, as it continues to realize the benefits of its strategic and cost reduction initiatives. JOANN is currently on a path to return to a stabilized top line and a right-sized cost structure, after both positive and negative swings in performance during and after the COVID pandemic. Adjusted EBITDA is projected to increase from approximately $64mm in FY24(1) to $152mm in FY25(1). Management has implemented over $225mm of Focus, Simplify, Grow (“FSG”) cost savings during FY24, the vast majority of which have been implemented and are starting to be realized. The full annualized benefit of these savings will be reflected in FY25(2). Free cash flow is projected to improve by $83mm in FY24 versus prior year and by an additional $74mm in FY25, largely as a result of the implemented cost savings. The Company’s forecasted improvement in profitability and free cash flow in FY25 is not reliant on an increase in sales, and JOANN’s revenue has historically been stable. Proceeds from the capital raise and interest savings from the equitization of the term loan will be used to help fund seasonal working capital needs primarily during the summer months. (1) The Company’s FY24 fiscal year end is February 3, 2024, and the FY25 fiscal year end is February 1, 2025. (2) Not all the $225mm of cost savings will be reflected in Adjusted EBITDA, as a portion of the underlying costs relating to excess freight costs are excluded from the calculation of Adjusted EBITDA.

Company Overview

Company Overview

- JOANN is a U.S. specialty retailer of fabrics and crafts that operates JOANN Fabrics and Crafts retail stores as well as an e commerce platform.
- The Company was founded in 1943 in Cleveland, Ohio, and is currently headquartered in Hudson, Ohio.
- As of October 28, 2023, JOANN operated 829 stores across 49 states, less than ~4% of which are located in interior malls.
- In 2011, Leonard Green & Partners took the Company private for approximately $1.6bn.
- JOANN went public via initial public offering on March 12, 2021 at a value of $1.2bn[(1)], generating $76.9mm in aggregate net proceeds.

Revenue by Product Category (TTM Q2 FY24)



25%
46%
29%
Sewing
Craft
Home/Seasonal/Other

Historical and Forecasted Net Sales[(2)]



$2,321
$2,369
$2,359
$2,285
$2,314
$2,325
$2,241
$2,762
$2,418
$2,217
$2,162
$2,135
$2,189
$2,247
FY14
FY15
FY16
FY17
FY18
FY19
FY20
FY21
FY22
FY23
FY24F
FY25F
FY26F
FY27F

Historical and Forecasted Adjusted EBITDA[(2)]



Adjusted EBITDA
% of Sales
$238
$237
$235
$247
$257
$252
$153
$323
$243
$98
$64
$152
$201
$228
10%
10%
10%
11%
11%
11%
7%
12%
10%
4%
3%
7%
9%
10%
FY14
FY15
FY16
FY17
FY18
FY19
FY20
FY21
FY22
FY23
FY24F
FY25F
FY26F
FY27F

JOANN

(1) Based on IPO offering price of $12 and pre-transaction net debt of $766.3mm as of 1/30/2021, adjusted for $76.9mm of net IPO proceeds
(2) Net sales and Adjusted EBITDA figures in FY18 and FY24E include the effect of a 53rd week

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JOANN Participates in a Robust Creative Products Industry






PRICE DROP

Unique and Vibrant Market with Tailwinds

- $37+ billion Sewing, Craft, and Décor industry, with stable spending[(1)]
- Core consumers include individual maker-sellers, creative enthusiasts and charitable givers
- Affordability of Sewing / Arts & Crafts projects and devoted customers contribute to consistent demand
- Seller platforms such as Etsy are complementary and drive growth, as JOANN is a major provider of supplies and project ideas
- Other digital and social media platforms (e.g., TikTok, Pinterest, Instagram, YouTube) fuel inspiration, enable engaged communities and serve as a connection point for customers to share their interests and projects

Business Model Behaves Similarly to Home Improvement Products

- Visual and tactile / project-based nature
- SKU-intensive assortments support component-based projects – this a key competitive advantage given that our customers' interests and projects are often widely varied and not confined solely to one activity
- Importance of skill-building and knowledgeable employees

e-Commerce is a Complement and a Growth Engine for JOANN

- Similar to stores, significant portion of SKUs are differentiated and non-branded / exclusives
- Large-scale online fulfillment requires the leverage from store support in order to be profitable
- Pure-play and mass retailers only have niche assortments due to challenges with proliferated SKUs

(1) FY22 $37.8bn, FY23 $37.2bn

JOANN
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JOANN is the Clear Leader in Fabric & Sewing, and has Market-Leading Omni-Channel Capabilities

Our broad and dedicated assortment, convenient omni-channel shopping experience, value-added service offering and knowledgeable in-store team members set us apart from competitors and position us for further share gain

Category Leader in Sewing

~30%
leading market share in Sewing and growing share in Arts & Crafts category

~90,000
SKUs offered at an average location

~60%
of our net sales relate to differentiated items that cannot be directly cross-shopped

Market Size $37 billion



$6.8bn
$4.3bn
$17.2bn
$4.4bn
Sewing
Craft
Everyday Home Décor
Seasonal Home Décor

Market sizing reflects consumer spend among the following retailers:

JOANN	Amazon
Michael's	Local fabric/craft stores
Hobby Lobby	Dollar stores
Walmart	Home Improvement stores
Target	Misc. discount retailers

Market-leading Omni-Channel Capabilities

13%
Omni-channel net sales penetration

77 million
customers in marketing database

14.5+ million
mobile app downloads

~30%
of online sales picked up in-store including curbside

JOANN

Source: FY23 Total Industry Size based on 12-month Rolling. FY23 JOANN Share/Industry Share based FY23 Q1 & Q2. Note: Sample includes only female respondents as Male data was new for FY22 & has no YOY recorded data

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Opportunity Highlights

1	**Leader in Sewing and Strong Share in Arts & Crafts**	The nation's category leader in sewing and fabrics with approximately one-third market share, along with a significant share in the growing arts and crafts industry.
2	**Passionate Customer Base**	Enthusiastic repeat customers who use JOANN's products to create items that they gift, donate, sell, or use personally. Customer base is strong across broad age demographic from 18 – 55+. JOANN's top 1mm customers visit its stores on average 1.5 times per month.
3	**National Footprint**	96% of JOANN's stores are 4-wall profitable on a TTM basis. Highly attractive retail presence across the US with a broad mix of regional coverage.
4	**Post-COVID Stabilized Operations**	Prior to COVID, the Company had a track record of consistent positive results. Having experienced an enormous increase in sales during COVID, this has been followed by a decline to pre-pandemic levels, putting strain on the cost structure and operations, which are now becoming stabilized.
5	**Right-Sized Cost Structure & Enhanced Operations**	The management team is implementing over $225mm of cost reductions identified over the last twelve months, the vast majority of which have already started to be realized. Management has installed improved operating processes to enhance the business, e.g. advanced data analytics.
6	**Significant Online Sales Growth**	JOANN's online sales have grown at a CAGR of 24%[(1)] over the last five years. Current investment and improvements in fulfillment are expected to drive continued strong growth.

(1) Reflects FY19 to FY24E CAGR

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FY24 Sales Performance

Two major themes in FY24 drove the topline:

1 Focus on Textiles (Sewing and Needle Arts categories)…



Sales Growth FY24 vs. FY23 – Textile vs. Non-Textile
Top 4
Textile
Non-Textile
15%
10%
5%
0%
-5%
-10%
-15%
4%
8%
11%
7%
0%
1%
3%
1%
-10%
-6%
-12%
-12%
Q1
Q2
Q3
Q4

- ➢ Our Textile categories had sales of $1.2 billion through week 52, or 58% of total sales, and grew +1.3% over last year.
- ➢ Within Textiles, our top four categories by sales (Fleece, Cotton, Sewing Construction and Needle Arts) totaled $748 million and grew +7% over last year.

2 Growth in Ecommerce sales…



Sales Growth FY24 vs. FY23 – Ecommerce Sales (1)
Ecomm
20%
15%
10%
5%
0%
-5%
-10%
-1%
-3%
-2%
-5%
2%
17%
8%
11%
17%
5%
4%
14%
Feb-23
Mar-23
Apr-23
May-23
Jun-23
Jul-23
Aug-23
Sep-23
Oct-23
Nov-23
Dec-23
Jan-24

- ➢ In Q2 FY24, we began implementing several enhancements to our system that improved the online customer experience and order fulfilment.
- ➢ Since July 2023, Ecommerce sales have grown by +9% versus last year.
- ➢ November and December orders were +300k versus last year, which is equal to the total year-over-year increase from February to October.

(1) Reflects actuals through week 51, January 20, 2024.

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FY24 Store Traffic and Competitive Comparison Our store traffic change from last year outpaced our main competitors every quarter. Store Traffic FY24 vs. FY23 Source: Placer AI, February 2023 through January 2024 Our sales comp % was better than our main competitor every quarter. % Sales Comp FY24 vs. FY23

Year-to-date through December, gross margin totaled $993 million, an increase of $20 million versus FY23. As a % of sales, gross margin increased by +290 basis points from 47.3% to 50.2%. FY24 Margin Improvement and Cost Control Significant progress was made on reducing costs in FY24, with more to come in FY25: Gross Margin increased by $20 million through December versus last year… Adjusted SG&A1 decreased by $17 million through December versus last year… Gross Margin ($mm) FY24 vs. FY23 Adjusted SG&A ($mm) FY24 vs. FY23 Year-to-date through December, adjusted SG&A totaled $935 million, a decrease of $17 million versus FY23. (1)Adjusted SG&A is SG&A excluding costs which are added back for Adjusted EBITDA purposes, primarily extraordinary professional fees and other one-time costs, as well as stock-based comp, etc.

FY24 Operational Cash Flow Significant improvement in operational cash flow in FY24 versus FY23 As a result of cost savings implemented by the management team and other improvements, operational cash flow increased by $138 million in FY24 versus FY23. Cumulative Weekly Operational Cash Flow(1) ($mm) FY24(2) vs. FY23 Notes: Excludes debt and interest payments. Excludes $1mm for severance payments in FY23 and $8mm for severance payments in FY24. In FY24, excludes $24mm for extraordinary professional fee payments related to the restructuring process and cost savings implementation. In FY24, excludes $32mm in proceeds related to a sale leaseback and $18mm in proceeds from the monetization of interest rate swap contracts. (1)Operational Cash Flow differs from Free Cash Flow primarily due to the excluded items noted to the left, such as cash interest and extraordinary professional fees. (2)Amounts above reflect actuals for 52 weeks for comparison purposes. Although, FY24 includes an additional 53rd week not shown above. $9 ($129) +$138 million

February Business Update February sales were $143.5 million, -5.8% to last year and -5.5% on a comparable store basis. Ecommerce sales were +6% to last year, at 15% of total company sales, a +230 bps increase in penetration over last year. Store traffic continued a positive trend from Q4, with JOANN traffic +0.5% to last year, versus Michaels at -1.4% and Hobby Lobby at -4.6%. The business is seeing a continued headwind in items per transaction and store conversion due to deteriorating basic inventory in-stocks given vendors holding merchandise receipts. Overall transactions were flat to last year in February at +0.1%, with the sales decline coming from a lower IPT (items per transaction) reducing average basket. The core Textiles business continues to outperform the balance of the business, consistent with Q4 and FY23 trends. In February, the Textiles business was just -1.5% to last year versus non-Textiles businesses at -12.5%. A significant portion of our non-Textiles businesses are supported by domestic suppliers, where we have our worst in-stocks due to vendor holds. Needle Arts continued with strong double-digit growth in the month of February versus last year. We continue to differentiate ourselves from competition with increased inventory investment in a balance of both national brands and owned private brands. Craft Technology continues as a primary headwind, contributing -120 bps to February comp sales.

Financial Forecast

Financial Forecast | Summary By FY27, sales are projected to increase to $2.2 billion, which is an average increase of +1.3% per year from FY24, but still below pre-COVID levels. Adjusted EBITDA is projected to return to 10% of sales. (2.5%) (1.3%) +2.6% +2.6% Net Sales by Year ($mm), % Change Adjusted EBITDA by Year ($mm), % of Sales (1) FY24 includes a 53rd week. All other years have 52 weeks. FY25 sales growth would be +0.5% on a 52-week basis. (1) (1) (1)

Financial Forecast | Key Assumptions Net Sales Total sales are projected to grow 1.3% per year on average from FY24 to FY27, comprised of a decline in Store Walk-In Sales of -2% per year on average, offset by continued strong growth in online sales of +19% per year on average. Margin Merchandise Margin is projected to continue improving over the next three years as the benefits of the Company’s new sourcing program are realized. Store Labor Store Labor expense is projected to decrease on an absolute basis and as a percent of store sales, driven by the implementation of a new store operating model and more efficient processes for e-commerce order fulfillment. Corporate Expenses Significant action has been taken in FY23 and FY24 to reduce corporate expenses and right-size the organization through headcount reductions and other cost controls. Total Cost Savings JOANN is implementing over $225mm of FSG cost savings relative to FY23, the benefits of which are expected to be fully reflected in FY25(1). Capex Gross capex is estimated to range between $40mm and $60mm per year, which includes maintenance capex, store-related projects and other capex such as IT. (1) Not all the $225mm of cost savings will be reflected in Adjusted EBITDA, as a portion of the underlying costs relating to excess freight costs are excluded from the calculation of Adjusted EBITDA. Financial projections on the following pages cover the remainder of FY24 as well as FY25 to FY27.

Financial Forecast | Summary Financials FY23 to FY27 FY24 includes an additional 53rd week, which contributes approximately +1.7% of growth in FY24 versus FY23 and -1.7% growth in FY25 versus FY24. After adjusting for this factor, FY25 growth is flat to FY24. The Company does not report on or allocate resources based on profitability of store sales versus ecomm sales. However, the ecomm margin is lower than the in-store margin due to freight expense. Could incur non-cash Goodwill and/or Trademark Impairment charge in Q4 FY24 close period. (1) (1) (2) Adj. EBITDA is projected to return to the historical level of approximately 10% of net sales by FY27, based on modest growth in net sales (primarily driven by continued strong growth in ecommerce sales), coupled with the positive impact from the recent cost savings initiatives. (3)

Financial Forecast | Focus, Simplify, Grow The management team has implemented initiatives to focus, grow, and simplify its operations. These initiatives are on track to deliver annualized savings of at least $225mm. P&L Savings versus FY23

Financial Forecast | Adjusted EBITDA Bridge FY24 to FY25 FY25 includes the incremental benefit of FSG savings that have already been implemented as shown on the prior page. In addition, other projected changes in gross margin and SG&A are described below. Adj. EBITDA FY24 FSG Savings Supply Chain and Product Costs (see prior page total less $4mm for Excess Freight savings that are excluded from Adj. EBITDA) FSG Savings SG&A (see prior page) Adj. EBITDA FY25 Other SG&A Changes Other Gross Margin Changes Pricing and Other Changes. Right-sizing of average unit retail prices to improve shopper conversion. Employee Incentive Comp Reinstated Key Changes: $16.7 Lower store labor due to the following factors: lower store count, continued shifting of Ecomm order fulfillment from the stores to the OFC and not repeating a 53rd week. $3.9 Store Operating expenses due to lower store count $3.3 Lower expenses for non-core business lines that were discontinued in FY24 ($3.7) Store Occupancy costs due to annual escalations

Financial Forecast | Adjusted EBITDA Bridge FY25 to FY27 By FY27, Adjusted EBITDA is projected to increase to $228 million as a result of modest sales increases and gross margin improvements, partially offset by potential cost inflation and annual rent escalations. Adj. EBITDA FY25 Gross Margin impact from an increase in sales over two years, returning closer to normalized levels but still less than pre-COVID levels. Gross Margin % improvement over two years as result of continued focus on sourcing. Adj. EBITDA FY27 SG&A Increases Net negative impacts result from projected store wage inflation and annual rent escalations over two years.

Financial Forecast | Post-Transaction Availability Forecast $ in millions Quarterly Projected ABL Availability Below is projected ABL Availability by quarter assuming a potential transaction raising new capital and an equitization of the term loan.

Financial Forecast | 4-Wall Analysis The Company does not have significantly negative 4-Wall contribution stores. Negative 4-Wall stores are proactively managed, with 31 net store closures since FY18. The average remaining lease length as of October 2023 is 3.6 years (excluding lease extension options). Of the 37 negative 4-wall contribution locations, five are already planned to be closed by the end of FY25, and 13 are either new locations or experienced business disruption in the TTM period. 792 (96%) of JOANN stores have Four Wall Profitability over the LTM.

Appendix

Financial Forecast | Adj. EBITDA to Availability FY24 to FY27 Below is a reconciliation from Adjusted EBITDA to Net Cash Flow and Projected ABL Availability assuming a potential transaction raising new capital and an equitization of the term loan.

Financial Forecast | EBITDA Adjustments FY23 to FY27 Below are reconciling items between Net Income (Loss) and Adjusted EBITDA. EBITDA is a non-GAAP measure. Amounts above tie to the amounts shown on the previous slide “Summary Financials”. “Other amortization” represents amortization of content and capitalized cloud-based system implementation costs. “Investment remeasurement” represents net gains and losses associated with our equity investments without readily determinable fair values. “Gain on sale leaseback” represents the gain attributable to the sale leaseback of our facility in Hudson, Ohio. “Strategic initiatives” represents non-recurring costs, such as third-party consulting costs and one-time start-up costs, that are not part of our ongoing operations and are incurred to execute differentiated, project-based strategic initiatives. (continued on next page)

Financial Forecast | EBITDA Adjustments FY23 to FY27 (continued from prior page) “Technology development expense” represents one-time IT project management and implementation expenses, such as temporary labor costs, third-party consulting fees and user fees incurred during the development period of a new software application, that are not part of our ongoing operations and are typically redundant during the initial implementation of software applications or other technology systems across different functional operations of our business before they are in productive use. "Intangible asset impairment" represents impairment charges on our technology intangible asset, which resulted from an analysis of the asset during the third quarter of fiscal 2024. “Other” represents the one-time impact of employee severance, employee recruitment and employee transition costs, as well as the one-time impact of certain legal matters and other asset disposals and impairments.